FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.

CONSOLIDATED



AS OF SEPTEMBER 30, 1995



(Unaudited)



Pages 1 through 6
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
CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands, except per share amounts)
OPERATING REVENUES
  Electric                                         $2,561,182               -      $2,561,182
  Gas                                                 376,978               -         376,978
                                                    2,938,160               -       2,938,160

OPERATING EXPENSES
  Fuel used in electric production                    718,907               -         718,907
  Gas purchased                                       189,469               -         189,469
  Purchased and exchanged power                        39,346               -          39,346
  Other operation                                     565,032               -         565,032
  Maintenance                                         184,931               -         184,931
  Depreciation                                        286,304               -         286,304
  Amortization of phase-in deferrals                    5,682               -           5,682
  Post-in-service deferred operating
    expenses -- net                                    (3,500)              -          (3,500)
  Taxes
    Income                                            190,207         (12,152)        178,055
    Taxes other than income taxes                     251,632               -         251,632
                                                    2,428,010         (12,152)      2,415,858

OPERATING INCOME                                      510,150          12,152         522,302

OTHER INCOME AND EXPENSES - NET
  Allowance for equity funds used during
    construction                                          153               -             153
  Post-in-service carrying costs                        6,205               -           6,205
  Phase-in deferred return                              8,349               -           8,349
  Income taxes                                          9,408               -           9,408
  Other - net                                         (16,191)              -         (16,191)
                                                        7,924               -           7,924

INCOME BEFORE INTEREST AND OTHER CHARGES              518,074          12,152         530,226

INTEREST AND OTHER CHARGES
  Interest on long-term debt                          215,645               -         215,645
  Other interest                                       22,989          34,720          57,709
  Allowance for borrowed funds used
    during construction                                (9,191)              -          (9,191)
  Preferred dividend requirements of
    subsidiaries                                       32,742               -          32,742
                                                      262,185          34,720         296,905

NET INCOME                                           $255,889        ($22,568)       $233,321

AVERAGE COMMON SHARES OUTSTANDING                     154,797                         154,797

EARNINGS PER COMMON SHARE                               $1.62                           $1.50

DIVIDENDS DECLARED PER COMMON SHARE                     $1.65
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
CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1995

ASSETS
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                               (in thousands)
UTILITY PLANT - ORIGINAL COST
  In service
    Electric                                       $8,469,669               -      $8,469,669
    Gas                                               672,755               -         672,755
    Common                                            185,886               -         185,886

                                                    9,328,310               -       9,328,310
  Accumulated depreciation                          3,317,021               -       3,317,021
                                                    6,011,289               -       6,011,289

  Construction work in progress                       213,922               -         213,922
      Total utility plant                           6,225,211               -       6,225,211

CURRENT ASSETS
  Cash and temporary cash investments                  87,443         411,432         498,875
  Restricted deposits                                  86,596               -          86,596
  Accounts receivable less accumulated
    provision of $10,636,000                          267,475               -         267,475
  Materials, supplies and fuel
    - at average cost
      Fuel for use in electric production             133,787               -         133,787
      Gas stored for current use                       29,484               -          29,484
      Other materials and supplies                     90,704               -          90,704
  Property taxes applicable to subsequent year        136,773               -         136,773
  Prepayments and other                                30,178               -          30,178
                                                      862,440         411,432       1,273,872

OTHER ASSETS
  Regulatory Assets
    Post-in-service carrying costs and
      deferred operating expenses                     187,780               -         187,780
    Phase-in deferred return and depreciation         101,663               -         101,663
    Deferred demand-side management costs             121,483               -         121,483
    Amounts due from customers - income taxes         390,602               -         390,602
    Deferred merger costs                              54,900               -          54,900
    Unamortized costs of reacquiring debt              73,766               -          73,766
    Other                                              77,001               -          77,001
  Other                                               149,085               -         149,085
                                                    1,156,280               -       1,156,280

                                                   $8,243,931        $411,432      $8,655,363
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
CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1995

CAPITALIZATION AND LIABILITIES
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                          (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 156,139,786 Actual            $1,572               -           1,572
  Paid-in capital                                   1,585,470               -       1,585,470
  Retained earnings                                   941,652         (22,568)        919,084
    Total common stock equity                       2,528,694         (22,568)      2,506,126

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
  Not subject to mandatory redemption                 227,913               -         227,913
  Subject to mandatory redemption                     160,000               -         160,000

LONG-TERM DEBT                                      2,694,676               -       2,694,676
    Total capitalization                            5,611,283         (22,568)      5,588,715

CURRENT LIABILITIES
  Long-term debt due within one year                  134,400               -         134,400
  Notes payable                                       284,000         434,000         718,000
  Accounts payable                                    173,054               -         173,054
  Refund due to customers                              12,878               -          12,878
  Litigation settlement                                80,000               -          80,000
  Accrued taxes                                       292,677               -         292,677
  Accrued interest                                     52,091               -          52,091
  Other                                                43,156               -          43,156
                                                    1,072,256         434,000       1,506,256

OTHER LIABILITIES
  Deferred income taxes                             1,085,703               -       1,085,703
  Unamortized investment tax credits                  188,222               -         188,222
  Accrued pension and other postretirement
    benefit costs                                     161,675               -         161,675
  Other                                               124,792               -         124,792
                                                    1,560,392               -       1,560,392

                                                   $8,243,931        $411,432      $8,655,363
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
CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)

BALANCE OCTOBER 1, 1994                              $945,679               -        $945,679

  Net income                                          255,889         (22,568)        233,321
  Dividends on common stock                          (255,637)              -        (255,637)
  Other                                                (4,279)              -          (4,279)


BALANCE SEPTEMBER 30, 1995                           $941,652        ($22,568)       $919,084
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CINERGY CORP.

Pro Forma Consolidated Journal Entries to Give Effect to the
Issuance of $434 Million of Short-term Debt

Entry No. 1

Cash and temporary cash investments                              $434,000,000
  Short-term debt                                                                $434,000,000

To record the issuance of $434,000,000 of short-term debt based on 50% of retained earnings.


Entry No. 2

Interest on short-term debt                                       $34,720,000
  Cash and temporary cash investments                                             $34,720,000

To record interest on $434,000,000 of short-term debt payable at 8%.

Entry No. 3

Cash and temporary cash investments                               $12,152,000
  Income taxes                                                                    $12,152,000

To record the reduction in income taxes due to increased interest on short-term debt
($34,720,000 at an assumed tax rate of 35%).
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